Filed Pursuant to Rule 424(b)(5)

Registration No. 333-292462

Prospectus Supplement

(To Prospectus dated February 2, 2026)

Up to $50,000,000 of Class A Ordinary Shares

Golden Heaven Group Holdings Ltd.

Golden Heaven Group Holdings Ltd. (the “Company,” “we,” “us” or “our”) has entered into a sales agreement (the “Sales Agreement”), with Craft Capital Management LLC (the “Sales Agent”) relating to the sale of our Class A ordinary shares, par value $0.00001 per share (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the Sales Agreement, we may offer Class A Ordinary Shares, from time to time through or to the Sales Agent, as agent, for an aggregate offering price of up to $50,000,000.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method permitted by applicable law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will utilize the services of an executing broker that is also a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”). Subject to the terms of the Sales Agreement, the Sales Agent will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on terms mutually agreed upon between the Sales Agent and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent and applicable executing broker will be entitled to an aggregate compensation of 5.0% of the gross proceeds from each sale of our Class A Ordinary Shares through them pursuant to the Sales Agreement. The Company will reimburse the Sales Agent for reasonable, documented and accountable out-of-pocket expenses incurred by the Sales Agent in connection with the sale. The net proceeds to us that we receive from sales of our Class A Ordinary Shares will depend on the number of such shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-9 for additional information regarding the compensation to be paid to the Sales Agent. We are limited to the sale of not more than $50,000,000 of our Class A Ordinary Shares pursuant to the Sales Agreement. Based on the trading price of our Class A Ordinary Shares and because there is no minimum offering amount provided for under the Sales Agreement, the actual proceeds to us will vary.

In connection with the sale of the Class A Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We will pay all of the expenses incident to the registration, offering and sale of the Class A Ordinary Shares under this prospectus supplement and the accompanying base prospectus.

As of the date of this prospectus supplement, the authorized share capital of the Company is US$33,000 divided into: (i) 3,000,000,000 Class A Ordinary Shares, and (ii) 300,000,000 Class B ordinary shares of US$0.00001 par value each (the “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights and privileges except for voting and conversion rights. In respect of all matters subject to vote by way of poll at general meetings of the Company, each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 200 votes per one Class B Ordinary Share. Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time at the option of the holder. Each one (1) Class B Ordinary Share is convertible into one (1) Class A Ordinary Share. Class A Ordinary Shares are not convertible into shares of any other class. As of the date of this prospectus supplement, we have 59,419,326 Class A Ordinary Shares and 71,574 Class B Ordinary Shares issued and outstanding, respectively.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GDHG.” On August 28, 2026, the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market was $1.33 per share.

We are an offshore holding company incorporated in the Cayman Islands. We have no material operations of our own and conduct substantially all our operations through the Chinese operating entities. We directly hold 100% equity interests in the Chinese operating entities and do not currently adopt any variable interest entity (“VIE”) contractual agreements between the entities. Investors in our securities are purchasing equity interests in the Cayman Islands holding company, and not in the Chinese operating entities. Investors in our securities may never hold equity interests in the Chinese operating entities. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement. As used in this prospectus supplement, terms such as the “Company,” “we,” “us,” “our company,” or “our” refer to Golden Heaven Group Holdings Ltd., unless the context suggests otherwise, and when describing Golden Heaven Group Holdings Ltd.’s consolidated financial information, such terms shall also include the Chinese operating entities. For further information on our corporate structure, see “Prospectus Summary—Our Corporate Structure.”

As substantially all of our operations are conducted by the operating entities in China, we are subject to the associated legal and operational risks, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our securities to significantly decline or become worthless, and affect our ability to offer or continue to offer securities to investors. The PRC government have adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, neither we nor the Chinese operating entities have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Fujian Mingan Law Firm, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—Recent greater oversight by the CAC over data security could adversely impact the operating entities’ business” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. As advised by our PRC counsel, Fujian Mingan Law Firm, we are required to complete the filing procedures with the CSRC for this offering. In the event that we intend to undertake new offerings or fundraising activities in the future, to ensure compliance with the relevant regulations, we intend to file for compliance accordingly. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—The approval and/or other requirements of the CSRC or other PRC government authorities may be required in connection with offerings under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” in the 2025 Annual Report. Other than the foregoing, as of the date of this prospectus supplement, according to our PRC counsel, Fujian Mingan Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing. As of the date of this prospectus supplement, neither we nor the Chinese operating entities have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of the Chinese operating entities, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implement rules that require us or the Chinese operating entities to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our Class A Ordinary Shares may be delisted from a national exchange or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two consecutive years. On December 16, 2021, the PCAOB issued its determinations that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our auditor, ASSENTSURE PAC, is headquartered in Singapore, will be inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement (the “SOP”) with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”), and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our future offerings” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

As of the date of this prospectus supplement, we have not maintained any cash management policies that dictate the purpose, amount and procedure for fund transfers among our Cayman Islands holding company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. In May 2023, our Cayman Islands holding company made a net cash transfer in the amount of approximately $6.19 million to the Chinese operating entities, which amount is derived from the net proceeds raised from our initial public offering. See “Prospectus Summary—Cash Transfers and Dividend Distributions.” As of the date of this prospectus supplement, our Cayman Islands holding company has not declared or paid dividends or made distributions to the Chinese operating entities or to investors in the past, nor were any dividends or distributions made by a Chinese operating entity to the Cayman Islands holding company. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our Class A Ordinary Shares in the foreseeable future. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Class A Ordinary Shares and the Trading Market—We currently do not expect to pay dividends in the foreseeable future and you must rely on price appreciation of the Class A Ordinary Shares for return on your investment” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement. Subject to certain contractual, legal and regulatory restrictions, cash and capital contributions may be transferred among our Cayman Islands holding company and the Chinese operating entities. If needed, our Cayman Islands holding company can transfer cash to the Chinese operating entities through loans and/or capital contributions, and the Chinese operating entities can transfer cash to our Cayman Islands holding company through loans and/or issuing dividends or other distributions. There are limitations on the ability to transfer cash between the Cayman Islands holding company, the Chinese operating entities or investors. Cash transfers from the Cayman Islands holding company to the Chinese operating entities are subject to the applicable PRC laws and regulations on loans and direct investment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to the operating entities, which could materially and adversely affect our liquidity and business” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement. If any of the operating entities incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the Cayman Islands holding company. Cash transfers from the Chinese operating entities to the Cayman Islands holding company are also subject to the current PRC regulations, which permit the Chinese operating entities to pay dividends to their shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement. Cash transfers from the Cayman Islands holding company to the investors are subject to the restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement. Additionally, to the extent cash or assets in the business is in China or a Chinese operating entity, the funds or assets may not be available to fund operations or for other use outside of China due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the operating entities by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

As of the date of this prospectus supplement, Cuizhang Gong beneficially owns 71,574, or 100%, of our Class B Ordinary Shares through YITONG ASIA INVESTMENT PTE. LTD., an exempt private company limited by shares incorporated in Singapore that is 100% owned by Cuizhang Gong. As a result, Cuizhang Gong owns more than a majority of the aggregate voting power of our issued and outstanding ordinary shares. As such, we are a “controlled company” under Nasdaq Listing Rule 5615 and are allowed to follow certain exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. However, we do not intend to avail ourselves of such corporate governance exemptions. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 11 of the accompanying base prospectus and “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Craft Capital Management LLC

The date of this prospectus supplement is August 31, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying base prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We filed with the SEC a registration statement on Form F-3 (File No. 333-292462) initially on December 29, 2025, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement, as amended, was declared effective by the SEC on February 6, 2026. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of any combination, together or separately, of our Class A Ordinary Shares, debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying base prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying base prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying base prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying base prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying base prospectus.

Any statement made in this prospectus supplement, or contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying base prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying base prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“BVI” are to the British Virgin Islands;

●	“China” and the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of par value of US$0.00001 each of the Company;

●	“Class B Ordinary Shares” are to Class B ordinary shares of par value of US$0.00001 each of the Company;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“Nasdaq” are to the Nasdaq Stock Market LLC;

●	“operating entities” are to the two subsidiaries that conduct our operations in China, consisting of Fuzhou Golden Carnival Culture Development Co., Ltd. and Nanping Golden Carnival Culture Development Co., Ltd..;

●	“ordinary shares” are, collectively, to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“U.S.”, “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“US$,” “$,” “USD” and “U.S. dollars” are to the legal currency of the United States;

●	“we,” “the Company,” “us,” “our company,” “our” are to Golden Heaven Group Holdings Ltd., our Cayman Islands holding company, unless the context suggests otherwise, and also includes its subsidiaries when describing the consolidated financial information of Golden Heaven Group Holdings Ltd.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying base prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 11 of the accompanying base prospectus.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated therein by reference. You should read carefully the entirety of these documents, including our financial statements and related notes, to understand our business, the Class A Ordinary Shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-4 of this prospectus supplement and on page 11 of the accompanying base prospectus as well as “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report.

Business Overview

We are an offshore holding company incorporated in the Cayman Islands. Through our operating entities in China, we have historically managed and operated amusement parks, water parks, and complementary recreational facilities, offering a range of experiences including thrilling and family-friendly rides, water attractions, gourmet festivals, circus performances, and high-tech entertainment. The amusement park industry in China is currently in a critical phase of expansion, with increasing segmentation and specialization across functions such as equipment safety inspection and maintenance, themed event planning, live performances, youth arts competitions, and gourmet marketplaces. City-center amusement park sites, which rely on real estate planning, represent scarce and irreplaceable resources. Securing access to these core sites and expanding operational scale are key factors for establishing industry leadership and competitive advantages.

In November and December 2024, we leased all of our amusement parks to Fuzhou Yibang Amusement Park Co., LTD, an independent third-party operator. As a result, our business model transitioned from operating amusement parks to leasing our parks and receiving rental revenue from Fuzhou Yibang Amusement Park Co., LTD. This shift enables us to focus on asset management and recurring rental income, while leveraging the operational capabilities of a specialized third-party operator. We intend to further optimize the utilization of our assets by coordinating with local cultural, creative, and professional service providers, and supporting lessees in acquiring land use rights and related resources, with the goal of enhancing overall returns for both the Company and its lessees.

For the fiscal years ended September 30, 2025, 2024, and 2023, our revenue was US$15,288,195, US$22,333,251 and US$31,786,802, respectively and our net (loss)/income was US$(8,593,406), US$(1,796,552) and US$6,549,584, respectively. For the six months ended March 31, 2026 and 2025, our revenue was US$4,222,937 and US$8,157,961, respectively, our net loss was US$(6,559,187) and US$ (10,635,248), respectively. All the amusement parks were leased to Fuzhou Yibang Amusement Park Co., LTD, a third-party operator, in November and December 2024. The Company transitioned from amusement park operator to amusement park lessor. Our business is discussed more fully under “Item 4. Information on the Company—B. Business Overview” in the 2025 Annual Report.

Our Corporate Structure

We hold 100% equity interests in our PRC subsidiaries, and we do not use a VIE structure. Investors are purchasing securities of the holding company, Golden Heaven Cayman, instead of securities of our operating entities. The following diagram illustrates our corporate structure as of the date of this prospectus supplement and prior to the closing of this offering. All percentages in the following diagram reflect the voting interests instead of the equity interests held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to two hundred (200) votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

Corporate Information

Our principal executive offices are located at No. 8 Banhouhaichuan Rd, Xiqin Town, Yanping District, Nanping City, Fujian Province, China 353001, and our telephone number is +86 0599 8508022. Our website is jsyoule.com. Information contained on, or available through, our website or any other website does not constitute a part of this prospectus, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Recent Developments

Securities Class Actions. As previously disclosed, three putative securities class actions were filed against us and certain of our current and former officers, directors and other defendants in the Supreme Court of the State of New York, New York County, and the United States District Court for the Central District of California, on December 8, 2023, December 19, 2023 and January 17, 2024, respectively. The two federal actions were consolidated on April 11, 2024. In April and May 2026, the parties reached a proposed global settlement of the actions, pursuant to a stipulation of settlement dated April 28, 2026 entered into among the plaintiffs, us and certain other defendants, for an aggregate cash settlement amount of $1.7 million. On May 7, 2026, the California federal court entered an order staying the federal proceedings, and on May 8, 2026, the New York court preliminarily approved the proposed settlement and directed that notice be given to the settlement class. Members of the settlement class must submit proofs of claim, requests for exclusion or objections by September 3, 2026. The proposed settlement, if finally approved, would resolve the claims asserted against all defendants in both the New York state action and the consolidated federal action without any admission of liability or wrongdoing by us. A final fairness hearing regarding the proposed settlement is currently scheduled for September 24, 2026 before the New York court. The settlement remains subject to final court approval and the satisfaction of the applicable settlement procedures and conditions.

A.G.P./Alliance Global Partners Litigation. In 2025, A.G.P./Alliance Global Partners commenced an action against us in the Supreme Court of the State of New York, New York County (Index No. 652721/2025), arising out of the parties’ private placement agreement. On July 24, 2025, we entered into a settlement agreement with A.G.P. pursuant to which we agreed to pay A.G.P. an aggregate settlement amount of $550,000. We have made payments totaling $550,000 pursuant to the settlement arrangement.

THE OFFERING

Class A Ordinary Shares offered by us	Class A Ordinary Shares for an aggregate offering price of up to $50,000,000.

Class A Ordinary Shares to be outstanding after this offering, assuming an offering price of $1.33 per share	No shares have been sold pursuant to the Sales Agreement as of the date hereof. The actual number of Class A Ordinary Shares outstanding after this offering will vary depending on the number of Class A Ordinary Shares sold and issued and the sales price of such shares. Up to 97,013,311 Class A Ordinary Shares will be outstanding after this offering, based on 59,419,326 Class A Ordinary Shares outstanding as of August 31, 2026 and the sale of an additional 37,593,985 Class A Ordinary Shares in this offering at an assumed offering price of $1.33 per share, the last reported sale price of our Class A Ordinary Shares on Nasdaq on August 28, 2026. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Manner of offering	Sales of our Class A Ordinary Shares, if any, will be made pursuant to the terms of the Sales Agreement. Sales of the shares will be made from time to time through or to the Sales Agent, acting as our agent, in “at the market offering” as defined in Rule 415 under the Securities Act that may be made from time to time on the Nasdaq Capital Market, the existing trading market for our Class A Ordinary Shares. The Sales Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the Sales Agent and us. See the section titled “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement for additional information.

Risk factors	Investing in our Class A Ordinary Shares involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 11 of the accompanying base prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our Class A Ordinary Shares.

Transfer Agent	Transhare Corporation

Nasdaq symbol	“GDHG”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in this prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in our most recent annual report, which is incorporated in this prospectus supplement by reference, together with any other information appearing or incorporated by reference in this prospectus supplement and the accompanying base prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering and our Class A Ordinary Shares

The market for our Class A Ordinary Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Class A Ordinary Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Class A Ordinary Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in us will maintain a trading market in our Class A Ordinary Shares, or how liquid that market will be. If an active market is not maintained, you may have difficulty selling Class A Ordinary Shares that you hold.

It is not possible to predict the actual number of Class A Ordinary Shares that we will sell under the Sales Agreement or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time, subject to certain exceptions provided for in the Sales Agreement, throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Class A Ordinary Shares during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our Class A Ordinary Shares during the sales period. Actual gross proceeds may be less than $50,000,000. Because the price per Class A Ordinary Share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of Class A Ordinary Shares that will be sold or the actual gross proceeds that will be sold to be raised in connection with those sales.

We will have broad discretion in the use of the net proceeds from this offering and we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

The Class A Ordinary Shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Sales of our Class A Ordinary Shares in this offering, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to fall.

We may issue and sell our Class A Ordinary Shares for aggregate gross proceeds of up to $50,000,000 from time to time in connection with this offering. The issuance and sale from time to time of these new Class A Ordinary Shares, or our ability to issue these new Class A Ordinary Shares in this offering, could have the effect of depressing the market price of our Class A Ordinary Shares.

There may be future dilution of our Class A Ordinary Shares, which could adversely affect the market price of our ordinary shares.

We are not restricted from issuing additional Class A Ordinary Shares from time to time. For example, we may issue additional Class A Ordinary Shares to raise cash for future capital expenditures or for other purposes. We may also acquire interests in other companies by using a combination of cash and our Class A Ordinary Shares or just our Class A Ordinary Shares. We may also issue securities convertible into, exchangeable for or that represent the right to receive our Class A Ordinary Shares. Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our Class A Ordinary Shares. In addition, sales of a substantial amount of our Class A Ordinary Shares in the public market, or the perception that these sales may occur, could reduce the market price of our Class A Ordinary Shares. See the section titled “Dilution” below.

The risk factor of “Our historical financial and operating results are not indicative of future performance and our financial and operating results may fluctuate.” in the 2025 Annual Report is hereby updated and restated in its entirety by the following paragraph:

“Our historical financial and operating results are not indicative of future performance and our financial and operating results may fluctuate.

For the fiscal years ended September 30, 2025, 2024, and 2023, our revenue was US$15,288,195, US$22,333,251 and US$31,786,802, respectively. For the same fiscal years, our net (loss) income was US$(8,593,406), US$(1,796,552) and US$6,549,584, respectively. The results of operations of the operating entities may vary from period to period in response to a variety of factors beyond our control, including general economic conditions, regulatory actions pertaining to the amusement park industry, changes in guest spending and preferences, as well as non-recurring charges incurred in connection with extraordinary transactions. Due to these and other factors, our historical financial performance, growth rates, profitability and operating results may not indicate future performance and you should not rely on them to predict our future performance.”

USE OF PROCEEDS

We may issue and sell our Class A Ordinary Shares having aggregate gross sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of Class A Ordinary Shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing.

We will retain broad discretion over the use of the net proceeds from the sale of the Class A Ordinary Shares offered hereby. We currently intend to use the net proceeds from this offering for general corporate purposes. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of our Class A Ordinary Shares. Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government or hold the net proceeds as cash.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering up to $50,000,000 of our Class A Ordinary Shares pursuant to the Sales Agreement with Craft Capital Management LLC. The material terms and provisions of our Class A Ordinary Shares are described under the caption “Description of Share Capital” beginning on page 13 of the accompanying base prospectus. As of the date of this prospectus supplement, the authorized share capital of the Company is US$33,000 divided into: (i) 3,000,000,000 Class A ordinary shares of US$0.00001 par value each, and (ii) 300,000,000 Class B ordinary shares of US$0.00001 par value each.

DILUTION

If you invest in the Class A Ordinary Shares being offered in this offering, you may experience dilution to the extent of the difference between the public offering price per Class A Ordinary Share and our as adjusted pro forma net tangible book value per ordinary share immediately after this offering. Such dilution results from the fact that the public offering price per Class A Ordinary Share may be substantially higher than the as adjusted pro forma net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, on a poll, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 200 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder thereof on a one-for-one basis. No Class B Ordinary Shares are being or will be converted as part of this offering.

Our net tangible book value as of March 31, 2026, was $217,982,081 or $10.88 per ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. The information above is based on an aggregate of 19,960,521 Class A Ordinary Shares and 71,574 Class B Ordinary Shares issued and outstanding as of March 31, 2026. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share from the public offering price per Class A Ordinary Share and before deducting the estimated offering expenses payable by us.

After giving effect to the sale of our Class A Ordinary Shares in this offering, at an assumed offering price of $1.33 per share, the last reported sale price of our Class A Ordinary Shares on Nasdaq on August 28, 2026, and before deducting commissions and estimated offering expenses payable by us, our as adjusted pro forma net tangible book value as of March 31, 2026 would have been $297,982,081 or $4.65 per ordinary share. This represents an immediate decrease in the net tangible book value of $6.23 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of approximately $3.32 per ordinary share to new investors. The following table illustrates per share dilution:

Assumed public offering price per Class A Ordinary Share	$1.33
Net tangible book value per ordinary share as of March 31, 2026	$10.88
Decrease in net tangible book value per ordinary share, after giving effect to this offering	$(6.23)
As adjusted pro forma net tangible book value per ordinary share as of March 31, 2026, after giving effect to this offering	$4.65
Dilution per share to new investors purchasing shares in this offering	$(3.32)

The information above is based on an aggregate of 19,960,521 Class A Ordinary Shares and 71,574 Class B Ordinary Shares issued and outstanding as of March 31, 2026.

The table above assumes for illustrative purposes that an aggregate of 60,150,376 Class A Ordinary Shares are sold at a price of $1.33 per share, the last reported sale price of our Class A Ordinary Shares on Nasdaq on August 28, 2026, for aggregate gross proceeds of approximately $50,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.33 per share shown in the table above, assuming all of our Class A Ordinary Shares in the aggregate amount of $50,000,000 is sold at that price, would increase our as adjusted pro forma net tangible book value per share after the offering to $6.46 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.13 per share, before deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.33 per share shown in the table above, assuming all of our Class A Ordinary Shares in the aggregate amount of $50,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $1.56 per share and would result in accretion in net tangible book value per share to new investors in this offering to $1.23 per share, after deducting estimated offering expenses and commissions payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants are exercised, or we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agent, Craft Capital Management LLC, under which we may offer and sell our Class A Ordinary Shares for an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agent, as agent. The sale of our Class A Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, or sales made to or through a market maker other than on an exchange or any other method permitted under applicable law. The Sales Agent will utilize the services of an executing broker that is also a registered broker-dealer and member of FINRA.

Each time that we wish to issue and sell our Class A Ordinary Shares under the Sales Agreement, we will provide the Sales Agent with a placement notice describing the number or dollar value of Class A Ordinary Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Class A Ordinary Shares that may be sold in any single day, and any minimum price below which sales may not be made and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the Sales Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell our Class A Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or the Sales Agent may suspend the offering of Class A Ordinary Shares upon notice and subject to other conditions. The Sales Agent, in its sole discretion, may decline to accept any placement notice.

The Sales Agent will provide written confirmation to us no later than the opening of the trading day on Nasdaq following the trading day on which our Class A Ordinary Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the preceding day, the volume-weighted average price of the shares sold on such day, the net proceeds to us, and the commissions payable by us to the Sales Agent in connection with the sales.

Settlement for sales of Class A Ordinary Shares under the Sales Agreement will occur on the first trading day following the date on which such sales are made (or on such other date as is industry practice for regular-way trading), unless otherwise specified in the applicable placement notice, in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.

We will pay the Sales Agent commissions for its services in acting as our sales agent in the sale of our Class A Ordinary Shares pursuant to the Sales Agreement. The Sales Agent and applicable executing broker will be entitled to an aggregate compensation of 5.0% of the gross proceeds from the sale of our Class A Ordinary Shares on our behalf pursuant to the Sales Agreement. We also have agreed to reimburse the Sales Agent for its expenses in connection with the offering under the Sales Agreement in an amount not to exceed $65,000, and up to an additional $2,500 for each calendar quarter in which the Company utilizes the Sales Agreement.

We estimate our total expenses for this offering, excluding Sales Agent fees and reimbursements, will be approximately $186,010.63.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Class A Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of Class A Ordinary Shares sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of Class A Ordinary Shares.

The offering of our Class A Ordinary Shares pursuant to the Sales Agreement will terminate automatically upon the sale of all of our Class A Ordinary Shares subject to the Sales Agreement pursuant to the terms of the Sales Agreement. We and the Sales Agent may each terminate the Sales Agreement at any time upon five (5) days’ prior written notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The Sales Agreement has been filed as an exhibit to a current report on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference. See “Where You Can Find More Information” in the prospectus supplement, as amended by this amendment.

Regulation M Compliance

The Sales Agent will be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal will be deemed to be underwriting discounts or commissions under the Securities Act. The Sales Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Sales Agent. Under these rules and regulations, the Sales Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Sales Agent and applicable executing agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Sales Agreement. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

Other Relationships

The Sales Agent and/or their affiliates may in the future provide, various investment banking and other financial services for us, for which services may in the future receive customary fees and commissions for these transactions.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Sales Agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Fujian Mingan Law Firm. The Sales Agent is being represented in this offering, with respect to United States federal securities and New York state law, by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Golden Heaven Group Holdings Ltd. as of September 30, 2025, 2024, and 2023, and for each of the three fiscal years in the period ended September 30, 2025, incorporated by reference in this prospectus supplement and the accompanying base prospectus, have been so incorporated in reliance on the report of Assentsure PAC, an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting. The office of Assentsure Pac is located at UEN-201816648N, 180B Bencoolen Street 03-01, the Bencoolen, Singapore 189648.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

1.	our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on January 21, 2026;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on July 7, 2026, May 19, 2026, May 12, 2026, May 4, 2026, April 1, 2026, March 3, 2026, February 24, 2026, February 23, 2026 and January 27, 2026

3.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on March 30, 2023, the description of securities contained in exhibit 2.2 to the 2025 Annual Report filed with the SEC on January 27, 2025, and any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on January 21, 2026, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Golden Heaven Group Holdings Ltd.

No. 8 Banhouhaichuan Rd

Xiqin Town, Yanping District

Nanping City, Fujian Province, China 353001

+86 0599 8508022

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus supplement concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

PROSPECTUS

$200,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Golden Heaven Group Holdings Ltd.

This is an offering of the securities of Golden Heaven Group Holdings Ltd., a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our Class A ordinary shares of par value US$1.875 each (the “Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units, but excluding any Class A Ordinary Share issued and outstanding, or may be converted from an issued and outstanding Class B Ordinary Share, as of the date of this prospectus.

In addition, from time to time, selling shareholders named in a prospectus supplement may offer and sell our Class A Ordinary Shares held by them. We will not receive any proceeds from the sale of our Class A Ordinary Shares by selling shareholders.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GDHG.” On January 30, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $1.995 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of January 30, 2026, was approximately $34,833,739.40, which was calculated based on 17,460,521 Class A Ordinary Shares held by non-affiliates and the price of $1.995 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on January 30, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 11 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We and selling shareholders may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

We are an offshore holding company incorporated in the Cayman Islands. We have no material operations of our own and conduct substantially all our operations through the Chinese operating entities. We directly hold 100% equity interests in the Chinese operating entities and do not currently adopt any variable interest entity (“VIE”) contractual agreements between the entities. Investors in our securities are purchasing equity interests in the Cayman Islands holding company, and not in the Chinese operating entities. Investors in our securities may never hold equity interests in the Chinese operating entities. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless” in the 2025 Annual Report, which is incorporated by reference into this prospectus. As used in this prospectus, terms such as the “Company,” “we,” “us,” “our company,” or “our” refer to Golden Heaven Group Holdings Ltd., unless the context suggests otherwise, and when describing Golden Heaven Group Holdings Ltd.’s consolidated financial information, such terms shall also include the Chinese operating entities. For further information on our corporate structure, see “Prospectus Summary—Our Corporate Structure.”

As substantially all of our operations are conducted by the operating entities in China, we are subject to the associated legal and operational risks, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our securities to significantly decline or become worthless, and affect our ability to offer or continue to offer securities to investors. The PRC government have adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, neither we nor the Chinese operating entities have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Fujian Mingan Law Firm, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—Recent greater oversight by the CAC over data security could adversely impact the operating entities’ business” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. As advised by our PRC counsel, Fujian Mingan Law Firm, we are required to complete the filing procedures with the CSRC for this offering. In the event that we intend to undertake new offerings or fundraising activities in the future, to ensure compliance with the relevant regulations, we intend to file for compliance accordingly. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—The approval and/or other requirements of the CSRC or other PRC government authorities may be required in connection with offerings under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” in the 2025 Annual Report. Other than the foregoing, as of the date of this prospectus, according to our PRC counsel, Fujian Mingan Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing. As of the date of this prospectus, neither we nor the Chinese operating entities have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of the Chinese operating entities, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implement rules that require us or the Chinese operating entities to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our Class A Ordinary Shares may be delisted from a national exchange or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two consecutive years. On December 16, 2021, the PCAOB issued its determinations that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our auditor, ASSENTSURE PAC, is headquartered in Singapore, will be inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement (the “SOP”) with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our future offerings” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus, we have not maintained any cash management policies that dictate the purpose, amount and procedure for fund transfers among our Cayman Islands holding company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. In May 2023, our Cayman Islands holding company made a net cash transfer in the amount of approximately $6.19 million to the Chinese operating entities, which amount is derived from the net proceeds raised from our initial public offering. See “Prospectus Summary—Cash Transfers and Dividend Distributions.” As of the date of this prospectus, our Cayman Islands holding company has not declared or paid dividends or made distributions to the Chinese operating entities or to investors in the past, nor were any dividends or distributions made by a Chinese operating entity to the Cayman Islands holding company. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our Class A Ordinary Shares in the foreseeable future. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Class A Ordinary Shares and the Trading Market—We currently do not expect to pay dividends in the foreseeable future and you must rely on price appreciation of the Class A Ordinary Shares for return on your investment” in the 2025 Annual Report, which is incorporated by reference into this prospectus. Subject to certain contractual, legal and regulatory restrictions, cash and capital contributions may be transferred among our Cayman Islands holding company and the Chinese operating entities. If needed, our Cayman Islands holding company can transfer cash to the Chinese operating entities through loans and/or capital contributions, and the Chinese operating entities can transfer cash to our Cayman Islands holding company through loans and/or issuing dividends or other distributions. There are limitations on the ability to transfer cash between the Cayman Islands holding company, the Chinese operating entities or investors. Cash transfers from the Cayman Islands holding company to the Chinese operating entities are subject to the applicable PRC laws and regulations on loans and direct investment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to the operating entities, which could materially and adversely affect our liquidity and business” in the 2025 Annual Report, which is incorporated by reference into this prospectus. If any of the operating entities incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the Cayman Islands holding company. Cash transfers from the Chinese operating entities to the Cayman Islands holding company are also subject to the current PRC regulations, which permit the Chinese operating entities to pay dividends to their shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets” in the 2025 Annual Report, which is incorporated by reference into this prospectus. Cash transfers from the Cayman Islands holding company to the investors are subject to the restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment” in the 2025 Annual Report, which is incorporated by reference into this prospectus. Additionally, to the extent cash or assets in the business is in China or a Chinese operating entity, the funds or assets may not be available to fund operations or for other use outside of China due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the operating entities by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus, Cuizhang Gong beneficially owns 10,000,000, or 100%, of our Class B ordinary shares through YITONG ASIA INVESTMENT PTE. LTD., an exempt private company limited by shares incorporated in Singapore that is 100% owned by Cuizhang Gong. As a result, Cuizhang Gong owns more than a majority of the aggregate voting power of our issued and outstanding ordinary shares. As such, we are a “controlled company” under Nasdaq Listing Rule 5615 and are allowed to follow certain exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. However, we do not intend to avail ourselves of such corporate governance exemptions. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“BVI” are to the British Virgin Islands;

●	“China” and the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of par value of $1.875 each of the Company;

●	“Class B Ordinary Shares” are to Class B ordinary shares of par value of $1.875 each of the Company;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“Nasdaq” are to Nasdaq Stock Market LLC;

●	“operating entities” are to the seven subsidiaries that conduct our operations in China, consisting of Nanping Golden Heaven Amusement Park Management Co., Ltd., Changde Jinsheng Amusement Development Co., Ltd., Qujing Jinsheng Amusement Investment Co., Ltd., Tongling Jinsheng Amusement Investment Co., Ltd., Yuxi Jinsheng Amusement Development Co., Ltd., Yueyang Jinsheng Amusement Development Co., Ltd., and Mangshi Jinsheng Amusement Park Co., Ltd.;

●	“ordinary shares” are, collectively, to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“U.S.”, “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“US$,” “$,” “USD” and “U.S. dollars” are to the legal currency of the United States; and

●	“we,” “the Company,” “us,” “our company,” “our” are to Golden Heaven Group Holdings Ltd., our Cayman Islands holding company, unless the context suggests otherwise, and also includes its subsidiaries when describing the consolidated financial information of Golden Heaven Group Holdings Ltd.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

We conduct our operations in China through Nanping Golden Heaven Amusement Park Management Co., Ltd. (“Golden Heaven WFOE”) and its subsidiaries. Golden Heaven WFOE was established as a limited liability company in the PRC on December 14, 2020. Golden Heaven WFOE has 100% equity interests in the following PRC subsidiaries: (i) Changde Jinsheng Amusement Development Co., Ltd., a limited liability company established in the PRC on November 13, 2013, (ii) Qujing Jinsheng Amusement Investment Co., Ltd., a limited liability company established in the PRC on January 28, 2015, (iii) Tongling Jinsheng Amusement Investment Co., Ltd., a limited liability company established in the PRC on April 16, 2015, (iv) Yuxi Jinsheng Amusement Development Co., Ltd., a limited liability company established in the PRC on August 6, 2008, (v) Yueyang Jinsheng Amusement Development Co., Ltd., a limited liability company established in the PRC on April 16, 2015, and (vi) Mangshi Jinsheng Amusement Park Co., Ltd., a limited liability company established in the PRC on July 25, 2017.

We incorporated Golden Heaven Group Holdings Ltd. (“Golden Heaven Cayman”) as an exempted company under the laws of the Cayman Islands on January 8, 2020. We incorporated Golden Heaven Management Ltd (“Golden Heaven BVI”) under the laws of the British Virgin Islands on February 18, 2020, which entity became a wholly owned subsidiary of Golden Heaven Cayman. We incorporated Golden Heaven Group Management Limited (“Golden Heaven HK”) in Hong Kong on February 26, 2020, which entity became a wholly owned subsidiary of Golden Heaven BVI. Golden Heaven HK holds all of the outstanding equity of Golden Heaven WFOE.

We hold 100% equity interests in our PRC subsidiaries, and we do not use a VIE structure. Investors are purchasing securities of the holding company, Golden Heaven Cayman, instead of securities of our operating entities. The following diagram illustrates our corporate structure as of the date of this prospectus supplement and prior to the closing of this offering. All percentages in the following diagram reflect the voting interests instead of the equity interests held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to two hundred (200) votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

Business Overview

We are an offshore holding company incorporated in the Cayman Islands. Through the operating entities in China, we manage and operate amusement parks, water parks and complementary recreational facilities. The parks offer a broad selection of exhilarating and recreational experiences, including both thrilling and family-friendly rides, water attractions, gourmet festivals, circus performances, and high-tech facilities.

Our revenue is primarily generated from the Chinese operating entities’ selling access to rides and attractions, charging fees for special event rentals, and collecting regular rental payments from commercial tenants. Our revenue and net income have remained largely stable over the years. For the fiscal years ended September 30, 2025, 2024, and 2023, our revenue was US$15,288,195, US$22,333,251 and US$31,786,802, respectively, our net (loss)/income was US$(8,593,406), US$ (1,796,552) and US$6,549,584, respectively, and the number of guest visits at the parks totaled approximately 0.29 million, 1.32 million and 1.87 million, respectively. Our business is discussed more fully under “Item 4. Information on the Company—B. Business Overview” in the 2025 Annual Report.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Risks Related to Doing Business in the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC” in the 2025 Annual Report, which is incorporated by reference into this prospectus)

We face risks and uncertainties related to doing business in the PRC in general, including, but not limited to, the following:

●	adverse changes in economic, political and social conditions of the PRC government could have a material adverse effect on the operating entities’ business (see page 1 of the 2025 Annual Report);

●	the legal system of the PRC is not fully developed and there are inherent uncertainties that may affect the protection afforded to the operating entities’ business and our shareholders (see page 1 of the 2025 Annual Report);

●	the Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless (see page 2 of the 2025 Annual Report);

●	failing to obtain the approval from the National Development and Reform Commission of the PRC (the “NDRC”)’s provincial counterparts or other PRC government authorities may have an adverse effect on the operating entities’ business activities (see page 2 of the 2025 Annual Report);

●	the approval and/or other requirements of the China Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with offerings under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. (see page 3 of the 2025 Annual Report);

●	recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security could adversely impact the operating entities’ business (see page 4 of the 2025 Annual Report);

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject the operating entities to liability or penalties, limit our ability to inject capital into the operating entities, limit the operating entities’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us (see page 5 of the 2025 Annual Report);

●	PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see page 5 of the 2025 Annual Report);

●	we may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets (see page 6 of the 2025 Annual Report);

●	PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to the operating entities, which could materially and adversely affect our liquidity and business (see page 6 of the 2025 Annual Report);

●	we may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws. business (see page 7 of the 2025 Annual Report);

●	restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment (see page 7 of the 2025 Annual Report);

●	fluctuations in exchange rates could result in foreign currency exchange losses (see page 7 of the 2025 Annual Report);

●	the enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect the operating entities’ business and results of operations (see page 8 of the 2025 Annual Report);

●	the custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets (see page 8 of the 2025 Annual Report);

●	if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders (see page 9 of the 2025 Annual Report);

●	the operating entities’ business may be materially and adversely affected if any of the operating entities declares bankruptcy or becomes subject to a dissolution or liquidation proceeding (see page 9 of the 2025 Annual Report);

●	if the operating entities are not in compliance with the relevant PRC tax laws and regulations, our financial condition and results of operations may be negatively affected (see page 10 of the 2025 Annual Report);

●	if we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our operations and reputation and could result in a loss of your investment in our securities, especially if such matter cannot be addressed and resolved favorably (see page 10 of the 2025 Annual Report);

●	it may be difficult for overseas regulators to conduct investigation or collect evidence within China (see page 10 of the 2025 Annual Report); and

●	you may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws (see page 10 of the 2025 Annual Report).

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry” in the 2025 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	the operating entities may not be able to maintain or increase the cost-effectiveness of their entertainment offerings (see page 11 of the 2025 Annual Report);

●	declines in discretionary guest spending and guest confidence, or changes in guest tastes and preferences, could affect the profitability of the operating entities’ business (see page 11 of the 2025 Annual Report);

●	the operating entities may be unable to contract with third-party suppliers for rides and attractions, and construction delays may occur and impact attraction openings (see page 11 of the 2025 Annual Report);

●	We have entered into long-term lease arrangements, which involve risks and uncertainties. A failure of such arrangement could have a material adverse effect on our business and results of operations (see page 11 of the 2025 Annual Report);

●	If we are unable to ensure tenant performance and collect rent under our leases, our revenues and cash flows may be materially adversely affected (see page 12 of the 2025 Annual Report);

●	If we are unable to prevent impairment of leased amusement assets through adequate maintenance, compliance and modernization, we may incur significant charges and reduced returns (see page 12 of the 2025 Annual Report);

●	If we are unable to renew expiring leases or re-lease assets on favorable terms, we may experience vacancies, higher capital expenditures and lower profitability (see page 12 of the 2025 Annual Report);

●	If we are unable to prevent or remediate tenant misconduct and non-compliance, we may face legal liability, regulatory actions and reputational harm (see page 12 of the 2025 Annual Report);

●	If we are unable to maintain PRC land-use rights and comply with government leasing policies, we may be required to terminate operations and incur significant disposal and restoration costs (see page 13 of the 2025 Annual Report);

●	If we are unable to withstand macroeconomic and cultural tourism demand fluctuations-particularly under revenue-sharing rent structures-our rental income and collections may decline (see page 13 of the 2025 Annual Report);

●	If we are unable to adapt to technological change and evolving visitor preferences, our assets may lose competitiveness, leading to reduced rental income and potential early lease terminations (see page 13 of the 2025 Annual Report);

●	If we are unable to secure reliable third-party suppliers and manage construction and maintenance schedules, attraction openings may be delayed and tenant operations-and our rent collections-may be disrupted (see page 13 of the 2025 Annual Report);

●	financial distress experienced by business partners and other contract counterparties could have an adverse impact on the operating entities (see page 14 of the 2025 Annual Report);

●	the high fixed cost structure of park operations can result in significantly lower margins if revenues decline (see page 14 of the 2025 Annual Report);

●	if the operating entities are unable to conduct marketing activities in a cost-effective manner, our results of operations and financial condition may be materially and adversely affected (see page 14 of the 2025 Annual Report);

●	the operating entities operate in a competitive industry and their revenues, profits or market share could be harmed if they are unable to compete effectively (see page 14 of the 2025 Annual Report);

●	our historical financial and operating results are not indicative of future performance and our financial and operating results may fluctuate (see page 15 of the 2025 Annual Report);

●	the operating entities may not be able to fund capital investment in future projects and may not achieve the desired outcome of their growth initiatives (see page 15 of the 2025 Annual Report);

●	increased labor costs, inability to retain suitable employees, or unfavorable labor relations may adversely affect the business, financial condition or results of operations (see page 15 of the 2025 Annual Report);

●	if the operating entities lose key personnel, their business may be adversely affected (see page 15 of the 2025 Annual Report);

●	the parks managed by the operating entities are located on leased properties, and there is no assurance that the operating entities will be able to renew the leases or find suitable alternative premises upon the expiration of the relevant lease terms (see page 15 of the 2025 Annual Report);

●	if the operating entities’ intellectual property rights are infringed on by third-parties or if the operating entities are alleged or found to have infringed on the intellectual property rights of others, it may adversely affect the business of the operating entities (see page 16 of the 2025 Annual Report);

●	the operating entities’ business depends on the continued success of their brand, and if they fail to maintain and enhance the recognition of their brand, they may face difficulty expanding their business (see page 16 of the 2025 Annual Report);

●	incidents or adverse publicity concerning the parks or the amusement park industry in general could harm the brand, reputation or profitability of the operating entities (see page 16 of the 2025 Annual Report);

●	adverse litigation judgments or settlements resulting from legal proceedings could reduce the profits or negatively affect the business operations of the operating entities (see page 17 of the 2025 Annual Report);

●	bad or extreme weather conditions can reduce park attendance (see page 17 of the 2025 Annual Report);

●	significant revenue is generated in Hunan Province, China. Therefore, any risks affecting that area may materially adversely affect the business of the operating entities (see page 17 of the 2025 Annual Report);

●	the insurance coverage maintained by the operating entities may not be adequate to cover all possible losses and the insurance costs may increase (see page 17 of the 2025 Annual Report);

●	interruptions or failures that impair access to information technology systems could adversely affect the business of the operating entities (see page 17 of the 2025 Annual Report); and
●	the COVID-19 pandemic has disrupted the operating entities’ business and will adversely affect our results of operations and various other factors beyond our control could adversely affect our financial condition and results of operations (see page 16 of the 2025 Annual Report).

Risks Related to Our Class A Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market” in the 2025 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties related to our Class A Ordinary Shares and the trading market, including, but not limited to, the following:

●	recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our future offerings (see page 18 of the 2025 Annual Report);

●	the dual class structure of our ordinary shares has the effect of concentrating voting control with our Chairman, and her interests may not be aligned with the interests of our other shareholders (see page 19 of the 2025 Annual Report);

●	the dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Ordinary Shares (see page 19 of the 2025 Annual Report);

●	since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see page 20 of the 2025 Annual Report);

●	the trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors (see page 20 of the 2025 Annual Report);

●	we are subject to securities class action suits (see page 21 of the 2025 Annual Report);

●	if securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline (see page 21 of the 2025 Annual Report);

●	substantial future sales or perceived potential sales of the Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline (see page 21 of the 2025 Annual Report);

●	we currently do not expect to pay dividends in the foreseeable future and you must rely on price appreciation of the Class A Ordinary Shares for return on your investment (see page 21 of the 2025 Annual Report);

●	you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law (see page 22 of the 2025 Annual Report);

●	certain judgments obtained against us by our shareholders may not be enforceable (see page 22 of the 2025 Annual Report);

●	there can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Class A Ordinary Shares to significant adverse United States federal income tax consequences (see page 22 of the 2025 Annual Report);

●	for as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies (see page 23 of the 2025 Annual Report);

●	we are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies (see page 23 of the 2025 Annual Report);

●	if we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired (see page 24 of the 2025 Annual Report);

●	our disclosure controls and procedures may not prevent or detect all errors or acts of fraud (see page 24 of the 2025 Annual Report);

●	as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards (see page 24 of the 2025 Annual Report);

●	the requirements of being a public company may strain our resources and divert management’s attention (see page 25 of the 2025 Annual Report);

●	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses (see page 25 of the 2025 Annual Report);

●	the obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies (see page 25 of the 2025 Annual Report); and

●	the price of our Class A Ordinary Shares could be subject to rapid and substantial volatility (see page 25 of the 2025 Annual Report).

Permissions Required from PRC Authorities

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require that an offshore special purpose vehicle (the “SPV”), formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the approval of the China Securities Regulatory Commission (the “CSRC”) prior to listing such SPV’s securities on an overseas stock exchange, especially in the event that the SPV acquires shares or an equity interest in the PRC companies by offering the shares of any offshore companies.

On July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued the Measures for Cybersecurity Review (Revision Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any online platform operators controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.”

As advised by our PRC legal counsel, Fujian Mingan Law Firm, neither we nor the operating entities are subject to cybersecurity review by the CAC, since neither we nor the operating entities currently have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, and collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), which stipulate that Chinese-based companies, or the issuer, shall fulfill the filing procedures after the issuer makes an application for initial public offering and listing in an overseas market, and certain overseas offering and listing such as those that constitute a threat to or endanger national security, as reviewed and determined by competent authorities under the State Council in accordance with law, may be prohibited under the Draft Rules Regarding Overseas Listing. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which will come into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application; and (3) companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for their offering and listing, and that will complete their overseas offering and listing prior to September 30, 2023, are not required to make immediate filings for their listing, but are required to make such filings for subsequent offerings.

According to our PRC legal counsel, Fujian Mingan Law Firm, we are required to complete the filing procedures with the CSRC for this offering. As of the date of this prospectus, neither we nor any of the PRC subsidiaries have been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to this offering. If we are required to file with the CSRC for this offering, there is no assurance that we can complete such filing in a timely manner or even at all. Any failure by us to comply with such filing requirements may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

As further advised by our PRC legal counsel, Fujian Mingan Law Firm, as of the date of this prospectus, we and the operating entities have received from PRC government authorities all requisite permits or licenses needed to engage in the businesses currently conducted in China. Such permits and licenses include our Business License and Special Equipment Registration for Service and Food Business License. The following table provides details on the permits and licenses held by the operating entities.

Company	Permit/License	Issuing authority	Term
Nanping Golden Heaven Amusement Park Management Co., Ltd.	Business License	Nanping City Administration for Market Regulation	Long term

Changde Jinsheng Amusement Development Co., Ltd.	Business License	Changde City Administration for Market Regulation	Long term
	Special Equipment Registrations for Service	Changde City Administration for Market Regulation	Starting from October 10, 2018, renewed each year

Qujing Jinsheng Amusement Investment Co., Ltd.	Business License	Qujing City Qilin District Administrative Examination and Approval Bureau	Long term
	Special Equipment Registrations for Service	Qujing City Qilin District Administration for Market Regulation	Starting from around February 2015, renewed each year

Tongling Jinsheng Amusement Investment Co., Ltd.	Business License	Tongling Administration for Market Regulation	Long term
	Special Equipment Registrations for Service	Tongling Quality and Technical Supervision Bureau	Starting from around October 2016, renewed each year

Yuxi Jinsheng Amusement Development Co., Ltd.	Business License	Yuxi City Hongta District Administration for Market Regulation	Long term
	Special Equipment Registrations for Service	Yuxi City Hongta District Administration for Market Regulation	Starting from September 11, 2017, renewed each year

Yueyang Jinsheng Amusement Development Co., Ltd.	Business License	Yuyang City Junshan District Administration for Market Regulation	Long term
	Special Equipment Registrations for Service	Yueyang Quality and Technical Supervision Bureau	Starting from July 2, 2018, renewed each year

Mangshi Jinsheng Amusement Park Co., Ltd.	Business License	Mangshi Administration for Market Regulation	Long term
	Special Equipment Registrations for Service	Mangshi Administration for Market Regulation	Starting from October 24, 2017, renewed each year
	Food Business License	Mangshi Administration for Market Regulation	June 15, 2020 to June 14, 2026

In addition, our Class A Ordinary Shares may be delisted from a national exchange or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two consecutive years. On December 16, 2021, the PCAOB issued its determinations that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our auditor, ASSENTSURE PAC, is headquartered in Singapore, will be inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement (the “SOP”) with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Class A Ordinary Shares and the Trading Market—Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our future offerings” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Cash Transfers and Dividend Distributions

As of the date of this prospectus, we have not maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among our Cayman Islands holding company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. In May 2023, our Cayman Islands holding company made a net cash transfer in the amount of approximately $6.19 million to the Chinese operating entities, which amount is derived from the net proceeds raised from our initial public offering. As of the date of this prospectus, our Cayman Islands holding company has not declared or paid dividends or made distributions to the Chinese operating entities or to investors in the past, nor were any dividends or distributions made by a Chinese operating entity to the Cayman Islands holding company. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our Class A Ordinary Shares in the foreseeable future. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Class A Ordinary Shares and the Trading Market—We currently do not expect to pay dividends in the foreseeable future and you must rely on price appreciation of the Class A Ordinary Shares for return on your investment” in the 2025 Annual Report, which is incorporated by reference into this prospectus. Subject to certain contractual, legal and regulatory restrictions, cash and capital contributions may be transferred among our Cayman Islands holding company and the Chinese operating entities. If needed, our Cayman Islands holding company can transfer cash to the Chinese operating entities through loans and/or capital contributions, and the Chinese operating entities can transfer cash to our Cayman Islands holding company through loans and/or issuing dividends or other distributions. There are limitations on the ability to transfer cash between the Cayman Islands holding company, the Chinese operating entities or investors. Cash transfers from the Cayman Islands holding company to the Chinese operating entities are subject to the applicable PRC laws and regulations on loans and direct investment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to the operating entities, which could materially and adversely affect our liquidity and business” in the 2025 Annual Report, which is incorporated by reference into this prospectus. If any of the operating entities incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the Cayman Islands holding company. Cash transfers from the Chinese operating entities to the Cayman Islands holding company are also subject to the current PRC regulations, which permit the Chinese operating entities to pay dividends to their shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets” in the 2025 Annual Report, which is incorporated by reference into this prospectus. Cash transfers from the Cayman Islands holding company to the investors are subject to the restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment” in the 2025 Annual Report, which is incorporated by reference into this prospectus. Additionally, to the extent cash or assets in the business is in China or a Chinese operating entity, the funds or assets may not be available to fund operations or for other use outside of China due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the operating entities by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by the operating entities to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law. Under Cayman Islands law, we may only pay dividends out of either profits or share premium account, and provided that in no circumstances may a dividend be paid if it would result in us being unable to pay our debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount of future dividends, if any, will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

If we determine to pay dividends on any of Class A Ordinary Shares in the future, as a holding company incorporated in the Cayman Islands, we will be dependent on receipt of funds from our Hong Kong subsidiary, Golden Heaven Group Management Limited.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Golden Heaven Group Management Limited only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other purposes, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on Class A Ordinary Shares.

Cash dividends, if any, on Class A Ordinary Shares will be paid in U.S. dollars. Golden Heaven Group Management Limited may be considered a non-resident enterprise for PRC tax purposes. Any dividends that our PRC subsidiaries pay to Golden Heaven Group Management Limited may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

In order for us to pay dividends to our shareholders, we will rely on payments made from the operating entities in the PRC to Nanping Golden Heaven Amusement Park Management Co., Ltd., from Nanping Golden Heaven Amusement Park Management Co., Ltd. to Golden Heaven Group Management Limited, and the distribution of such payments indirectly to our Company. According to the PRC Enterprise Income Tax Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (i) the Hong Kong project must be the beneficial owner of the relevant dividends; and (ii) the Hong Kong project must directly hold no less than a 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. As of the date of this prospectus, Golden Heaven Group Management Limited is more likely to be subject to the 10% withholding tax rate. If Golden Heaven Group Management Limited is considered as a Hong Kong resident enterprise, as stipulated by the Double Tax Avoidance Arrangement and other applicable laws, the withholding tax may be reduced to 5%.

Corporate Information

Our principal executive offices are located at No. 8 Banhouhaichuan Rd, Xiqin Town, Yanping District, Nanping City, Fujian Province, China 353001, and our telephone number is +86 0599 8508022. Our website is jsyoule.com. Information contained on, or available through, our website or any other website does not constitute a part of this prospectus, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, we are not a Chinese operating company but a Cayman Islands holding company. We have no material operations of our own and conduct substantially all of the operations through the operating entities in China. Investors are purchasing equity interests in the Cayman Islands holding company, and not in the Chinese operating entities. Investors may never hold equity interests in the Chinese operating entities. We hold 100% equity interests in the operating entities in China, and we do not use a VIE structure. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

Information contained under the heading “Item 10. Additional Information” in the 2025 Annual Report is incorporated into this prospectus by reference.

On April 22, 2025, the extraordinary general meeting of shareholders of the Company was held and shareholders of the Company duly adopted the following resolutions: (i) the Company’s authorised share capital be increased, effective immediately, US$10,030,000 divided into: (i) 2,000,000,000 Class A Ordinary Shares of par value of US$0.005 each, and (ii) 6,000,000 Class B Ordinary Shares of par value of US$0.005 each, to US$200,600,000 divided into 40,000,000,000 Class A Ordinary Shares of US$0.005 par value each and 120,000,000 Class B Ordinary Shares of US$0.005 par value each (the “Authorised Share Capital Increase”); (ii) subject to and immediately following the Authorised Share Capital Increase being effected, the Company adopt an amended and restated memorandum and articles of association; (iii) conditional upon the approval of the board of directors of the Company (the “Board”) in its sole discretion, with effect as of the date the Board may determine that the authorised, issued, and outstanding shares of the Company (collectively, the “Shares”) be consolidated by consolidating each 250 Shares of the Company, or such lesser whole share amount as the Board of Directors may determine in its sole discretion, such amount not to be less than 2, into 1 Share of the Company, with such consolidated Shares having the same rights and being subject to the same restrictions (save as to par value) as the existing Shares of such class as set out in the Company’s memorandum and articles of association (the “Share Consolidation”); and (iv) subject to and immediately following the Share Consolidation being effected, the Company adopt an amended and restated memorandum and articles of association in substitution for, and to the exclusion of, the Company’s then existing memorandum and articles of association, to reflect the Share Consolidation.

On April 23, 2025, the Board approved that the authorised, issued, and outstanding Shares of the Company be consolidated on a 15 for 1 ratio. The share consolidation was effective on May 9, 2025.

On August 6, 2025, the extraordinary general meeting of shareholders of the Company was held and shareholders of the Company duly adopted the following resolutions: (i) the Company’s authorised share capital be increased, effective immediately, from US$200,600,000 divided into: (i) 1,600,000,000 Class A Ordinary Shares of par value of US$0.125 each, and (ii) 4,800,000 Class B Ordinary Shares of par value of US$0.125 each, to US$6,018,000,000 divided into 48,000,000,000 Class A Ordinary Shares of US$0.125 par value each and 144,000,000 Class B Ordinary Shares of US$0.125 par value each (the “Authorised Share Capital Increase”); (ii) subject to and immediately following the Authorised Share Capital Increase being effected, the Company adopt an amended and restated memorandum and articles of association; (iii) conditional upon the approval of the board of directors of the Company (the “Board”) in its sole discretion, with effect as of the date within one (1) calendar year after the conclusion of the EGM as the Board may determine that the authorised, issued, and outstanding shares of the Company (collectively, the Shares) be consolidated by consolidating each 50 Shares of the Company, or such lesser whole share amount as the Board of Directors may determine in its sole discretion, such amount not to be less than 2, into 1 Share of the Company, with such consolidated Shares having the same rights and being subject to the same restrictions (save as to par value) as the existing Shares of such class as set out in the Company’s memorandum and articles of association (the “Share Consolidation”); and (iv) subject to and immediately following the Share Consolidation being effected, the Company adopt an amended and restated memorandum and articles of association in substitution for, and to the exclusion of, the Company’s then existing memorandum and articles of association, to reflect the Share Consolidation.

On August 12, 2025, the Board approved that the authorised, issued, and outstanding Shares of the Company be consolidated on a 15 for 1 ratio. The share consolidation was effective on August 28, 2025.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

SELLING SHAREHOLDERS

Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell Class A ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell Class A ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

EXPENSES

We will incur a SEC registration fee of $27,620, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2025.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Fujian Mingan Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of September 30, 2025, 2024 and 2023, and for the fiscal years ended September 30, 2025, 2024 and 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of ASSENTSURE PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of ASSENTSURE PAC is located at UEN-201816648N, 180B Bencoolen Street 03-01, The Bencoolen, Singapore 189648.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on January 21, 2026;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on January 27, 2026;

3.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on March 30, 2023, the description of securities contained in exhibit 2.2 to the 2025 Annual Report filed with the SEC on January 27, 2025, and any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC January 21, 2026, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Golden Heaven Group Holdings Ltd.

No. 8 Banhouhaichuan Rd

Xiqin Town, Yanping District

Nanping City, Fujian Province, China 353001

+86 0599 8508022

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in China, and a substantial amount of our assets are located in China. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final and conclusive;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Our PRC legal counsel, Fujian Mingan Law Firm, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our PRC legal counsel, Fujian Mingan Law Firm, has advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. According to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

In addition, there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—Certain judgments obtained against us by our shareholders may not be enforceable” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Up to $50,000,000 of Class A Ordinary Shares

Golden Heaven Group Holdings Ltd.

Prospectus Supplement

August 31, 2026